Exhibit 10.1

Dated June 1, 2021

DRAGON SPAC S.p.A.

and

JOSHUA MAILMAN

and

napo pharmaceuticals, inc.

Exhibit G:	Equity Table
Schedule 1:	Warranties
Schedule 2	Investor Documents:

THIS AGREEMENT is made on .June, 1 2021

PARTIES

(1)	DRAGON SPAC S.p.A., a company limited by shares, with registered office in Milan, at 2, Via Michele Barozzi, registered with the Register of Enterprises of Milan, REA MI – 2623667, fiscal code and number of enrolment with the Register of Enterprises 11764390966 (the "Company"); and

(2)	NAPO PHARMACEUTICALS, INC (the "Investor"),

(3)	JOSHUA MAILMAN, a US citizen, born in New York, on 12 April 1954, residing at 115, Tower Hill Road West - Tuxedo Park, New York 10987 – USA (the “Sponsor”)

each a "party" and together, the "parties".

INTRODUCTION

(A)	The Company is a special purpose acquisition company whose corporate purpose is the investment – whichever way the acquisition is implemented – in third parties’ entities operating in the field of the research, development, manufacturing of, in particular, pharmaceutical products, even if in a trial phase, and which was incorporated by the Sponsor for the purpose of effecting either a merger with Napo EU, in which the Company will be the continuing entity, under the new company name of “Napo EU” (“Combined Company”), or the acquisition of Napo EU’s share capital in another form (either, the “Business Combination”) with the aim of developing the Combined Company’s pharmaceutical activities in Europe;

(B)	The details of the Business Combination are under discussion between the Company, Napo EU and the Sponsor;

(C)	In order to finance the Business Combination, the Company will carry out a private equity offering of its shares to accredited investors (the “Club Investors”), including the Investor (the “Club Offering”);

(D)	In the context of the Club Offering, the Company will issue to the Club Investors Club Units subject to a minimum payment of Euro 100.000 by each Club Investor;

(E)	The Investor is interested in contributing to funding the Business Combination, with an injection of Euro 8.830.000,00 in the share capital of the Company as part of the Club Offering;

(F)	The final structure of the Business Combination, the size of the participation to be held by the Investor in the Company’s share capital and the exchange ratio (rapporto di cambio) between the Company’s and Napo EU’s shares for the purposes of the Business Combination shall depend on the outcome of the Club Offering and on the amounts injected by the Investor;

(G)	The equity table under Exhibit G contemplates the envisaged shareholdings in the Combined Entity to be realised as a result of the Business Combination, on the basis of the achievement of certain upfront milestones triggered by the capital injections collected in the context of the Club Offering;

(H)	The parties wish to enter into this Agreement for the purposes of regulating terms and conditions of the Investor’s capital injection in the Company in the context of the Club Offering in view of the completion of the Business Combination.

AGREEMENT

1.	Definitions

1.1.	In this Agreement, the words and expressions set out below shall have the following meanings:

"Agreement"	means this investment and subscription agreement, including the schedules to this agreement.

"Articles"	means the by-laws of the Company which will become effective from the Completion.

"Business Combination"	has the meaning given in Recital (A).

"Business Day"	means a day (excluding Saturdays, Sundays and public holidays in Italy) when banks in Milan, Italy, are generally open for business.

"Club Investors"	has the meaning given in Recital (C).

“Club Offering”	has the meaning given in Recital (C).

"Club Unit"	means a unit comprised of (a) one Share; and (b) one Club Warrant.

"Club Warrants"	means warrants issued by the Company, each exercisable to subscribe for one Share at an exercise price of Euro 10.00 per Share, subject to the terms and conditions of the Warrant Instrument. "Club Warrant" shall be construed accordingly.

“Combined Company”	has the meaning given in Recital (A).

"Company Warranties"	means the warranties to be issued by the Company set out in Part A of Schedule 1.

"Completion"	has the meaning given in Section 2.6.

"Investor Documents"	means the documents listed in Schedule 2.

"Investor Warranties"	means the warranties set out in Part B of Schedule 1.

“License Agreement”	means the license agreement between Napo and Napo EU relating to all patents and know-how (including regulatory data, files, approvals and other documentation) owned or controlled by Napo for the manufacturing, using, selling, offering for sale, selling or importation of the Product for certain indications.

“Napo”	means Napo Pharmaceuticals, Inc., a US company incorporated under the laws of Delaware (USA) having its registered office in East North Street no. 15, Dover, County of Kent, State of Delaware (USA).

"Napo EU"	means Napo EU S.p.A., a company incorporated under the laws of Italy, with registered office in Milan, Corso Giacomo Matteotti, n. 1.

“Product”	means a pharmaceutical product for certain licensed indications that utilizes crofelemer or lechlemer as its active drug substance, alone or in combination with another active pharmaceutical ingredient or that utilizes the same formulation as Mytesi®.

"Shares"	means the ordinary shares held by the Investor or the Club Investors, as the case may be, in the share capital of the Company. "Share" shall be construed accordingly.

"Special Shares"	has the meaning given in Section 4.3.

"Sponsor"	means Joshua Mailman, a US citizen, born in New York, on 12 April 1954, residing at 115, Tower Hill Road West - Tuxedo Park, New York 10987 – USA.

"Subscription Price"	has the meaning given in Section 2.1(b).

"Transaction"	means the subscription for Club Units contemplated by this Agreement.

"Warrant Instrument"	means the instrument executed by the Company constituting the Club Warrants.

"Warranties"	means the Company Warranties and the Investor Warranties.

1.2.	This Agreement shall be interpreted as follows:

(a)	the clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction;

(b)	references in this Agreement to the parties, Schedules and clauses are references respectively to the parties, the Schedules to and clauses of this Agreement;

(c)	references to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality;

(d)	references to "a party" to this Agreement include a reference to that party's legal personal representatives;

(e)	references to "writing" or "written" include any other non-transitory form of visible reproduction of words, including e-mails;

(f)	a reference to a statute, statutory provision or subordinate legislation ("legislation") refers to such legislation as amended and in force from time to time and to any legislation that (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation;

(g)	any reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this Agreement) at any time;

(h)	references to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things. The word "or" shall not be exclusive; and

(i)	except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.	Injection and Subscription of the capital increase

2.1.	Within 5 (five) Business Days from the execution of this Agreement, the Investor shall:

(a)	deliver to the Company copies of the Investor Documents to which it is a party that remain unexecuted, duly completed and executed by it or a third party in the case of any document to be delivered on behalf of a third party; and

(b)	pay by wire transfer of immediately available funds to the Company, on the bank account communicated in writing by the Company, an amount of Euro 8.830.00,00 (the “Subscription Price”), (corresponding, as at June 1, 2021, to USD 10,800,000), which the Company shall record in a debt account, targeted in the Investor’s name, as a payment in view of a future capital increase (“versamento in conto futuro aumento di capitale”).

2.2.	The amounts received by the Company in the context of the Club Offering as Subscription Price under Section 2.1 shall be used exclusively for the purposes of funding the Business Combination and the activities of the Combined Company. The Company shall refrain from using the amounts collected from Club Investors in the context of the Club Offering until the Business Combination is effective, unless the use by the Company of the funds injected by Club Investors is authorized with the consent of the Investor and of all the Club Investors and except for the reimbursement to the Sponsor as specifically permitted under Section 2.7 of this Agreement.

2.3.	The Sponsor, a sole shareholder of the Company, and, as far as may be necessary, the Company irrevocably undertake, also for the purposes of Article 1381 of the Italian Civil Code, to cause an extraordinary shareholders’ meeting of the Company to be called on or before July 9, 2021 and convene before a notary public

(i)	to resolve on the approval of the following divisible capital increases (aumenti di capitale scindibili):

(a)	A capital increase for a minimum amount of Euro 8,800,000 and up to an amount expressed in Euro corresponding to USD 30,000,000 (calculated on the basis of the Euro/USD exchange ratio as at June 1, 2021), inclusive of share premium (if any and applicable), reserved to Club Investors;

(b)	A capital increase to allow the issuance of (a servizio dell’emissione) Special Shares, as defined below;

(c)	The issuance of Club Warrants and a capital increase to allow the granting of new ordinary shares (azioni di compendio) of the Company upon the exercise of the Club Warrants,

and the consequent amendments to the by-laws of the Company, and

(ii)	to approve the Articles and the regulation of the Club Warrants setting forth rights and faculties pertaining to Club Investors, including the Investor.

2.4.	Based on the outcome of the Club Offering and on the actual amounts injected by the Club Investors, the resolution at the extraordinary shareholders’ meeting of the Company under Section 2.3 shall indicate number and value of Shares, Special Shares and Club Warrants to be issued by the Company, amounts to be allocated as share premium, if any and applicable, with the aim of reflecting the content of the equity table under Exhibit G.

2.5.	The Shares shall be subscribed by the Investor at a price of Euro 10.00 each, inclusive of the share premium, if any and applicable.

2.6.	Completion of the issuance of the Club Units to the Investor shall take place following receipt by the Company of the payment of the Subscription Price in accordance with Section 2.1, and adoption at the extraordinary shareholders’ meeting of the Company of the resolutions under Section 2.3 and relevant filing and registration with the competent Register of Enterprises, as required under the applicable laws (the "Completion").

2.7.	The Sponsor (and as far as Section 2.7(d) is concerned, also the Company) hereby irrevocably undertake the following:

(a)	as regards the capital increase under Section 2.2(a), to waive – and by the execution of this Agreement hereby irrevocably waives – the terms, reports and documentation contemplated under Article 2441, paragraphs 5 and 6, of the Italian Civil Code (i.e., the report of the board of directors on the capital increase proposal);

(b)	to subscribe a number of Special Shares corresponding, upon completion of the Business Combination under Article 3 below, to 3% of the share capital of the Combined Company, calculated prior to the conversion of the first tranche of the Special Shares under Section 4.2 (a) below and vested with the rights set forth in the Articles and/or in a shareholders’ agreement, if applicable;

(c)	to pay all outstanding liabilities of the Company and ensure that, immediately prior to the consummation of the Club Offering and the Business Combination, the Company has no outstanding liabilities on its balance sheet except for legal expenses not to exceed Euro 350,000 (plus VAT, general expenses and accessories);

(d)	in the event that:

(i)	the amounts collected by the Company from the Club Investors within June 24, 2021 are lower than USD 10,800,000 (calculated on the basis of the Euro/USD exchange ratio as at June 1, 2021); or

(ii)	a change of control is triggered by an acquisition or business combination involving Napo EU before the Business Combination; or

(iii)	Napo and Napo EU do not execute the License Agreement before the Business Combination is resolved; or

(iv)	the Business Combination is not effective within September 30, 2021;

to cause the Company to promptly return to each Club Investor, including the Investor, the amounts collected in the context of the Club Offering, except for the reimbursement to the Sponsor of the expenses advanced by the same since May 31, 2021, capped at Euro 350,000 (plus VAT, general expenses and accessories) as regards legal expenses and to US$ 200,000 as regards the fees due to Equita SIM S.p.A. to the extent that such reimbursement has been approved by the Board of Directors of the Company.

2.8.	Further to the capital increase under Section 2.2(a), the Investor undertakes to:

(a)	subscribe a number of Club Units each comprising one Share and one Club Warrant calculated to reflect Exhibit G and corresponding to the Subscription Price, releasing any statement or declaration necessary to that purpose; and

(b)	deliver the certificate enclosed under Exhibit A-1, Exhibit A-2, or such other form mutually agreed among the Parties, as the case may be, duly signed and executed.

3.	Business Combination

3.1.	As soon as possible, on or before the 10 (ten) Business Days after the Completion, the Company will commence the process aimed at implementing the Business Combination pursuant to terms and conditions to be agreed in good faith between the parties and reflecting the equity table under Exhibit G.

3.2.	The Sponsor and the Investor undertake to refrain from exercising and to waive – and by the execution of this Agreement they hereby irrevocably waive – any right of withdrawal pertaining to them which may be triggered by, or in relation with, the Business Combination.

3.3.	The Investor undertakes to deliver any declaration required under the applicable laws to speed up as much as possible the completion of the Business Combination and hereby waives any non-mandatory formality, terms or reports required under the applicable law in the context of a merger (e.g., including the terms under Articles 2501-ter, paragraph 4, 2501-quarter, 2501-quinquies, paragraph 4 of the Italian Civil Code; the submission of the report under Article 2501-sexies of the Italian Civil Code, etc). In addition, the Investor undertakes to execute and deliver to the Sponsor a proxy to (i) attend, on its behalf, the extraordinary shareholders’ meeting of the Company convened for the approval of the Business Combination and (ii) vote in favor of the resolutions necessary to implement the Business Combination.

3.4.	Without prejudice for Section 3.3., the Company and Napo EU will jointly appoint an expert for any evaluations on the adequacy of the exchange ration (rapporto di cambio) between the Company’s and Napo EU’s shares and/or any other appraisal which may be appropriate for the purposes of the Business Combination.

4.	Rights and restrictions of the Shares, Special Shares and the Club Warrants

4.1.	The Shares and the Special Shares issued pursuant to Section 2.3 shall have the rights and restrictions attaching to them as provided in the Articles, while the Club Warrants issued pursuant to Section 2.3(c) shall have the rights and restrictions attaching to them as provided in the Articles and in the Warrant Instrument.

4.2.	The Company will issue, in the context of the share capital increase under Section 2.3 (b), shares in the capital of the Company (the "Special Shares"), in an aggregate amount equal to 3% of the share capital of the Combined Company upon completion of the Business Combination calculated prior to the conversion under Section 4.3 (i) below.

4.3.	The Special Shares shall be automatically converted into ordinary shares of the Company or of the Combined Company, as the case may be, at the following conversion rate: no. 4.5 ordinary shares for each no. 1 Special Share of the Company / Combined Company, as set forth below:

(a)	50% of the total number of Special Shares shall be converted upon effectiveness of the Business Combination; and

(b)	50% of the total number of Special Shares shall be converted upon the listing of the shares of the Combined Entity in a public exchange or in case of a change of control triggered by an acquisition or business combination involving the Combined Entity.

4.4.	The Company will grant to the Investor Club Warrants without compensation, at a ratio of no. 1 ordinary share / no. 1 Club Warrant. The Club Warrants can be converted upon payment of an exercise price of Euro 10.00. The Club Warrants can be exercised at any time starting from the completion of the Business Combination, up until the earlier of: (i) the expiry of the 10th anniversary of the date of effectiveness of the Business Combination; and (ii) the expiry of the 5th anniversary of the date of the listing of the Combined Company on a public exchange. Club Warrants shall, in any event, be exercised, under penalty of forfeiture, upon occurrence of a change of control triggered by the acquisition of, or a business combination (different from the Business Combination) involving the Combined Entity.

5.	Warranties.

5.1.	The Investor warrants to the Company that each of the Investor Warranties is true and accurate both as at the date of this Agreement and immediately prior to Completion, the Investor shall be deemed to warrant to the Company that each of the Investor Warranties is true and accurate by reference to the facts, matters and circumstances existing at that time, on the basis that any express or implied reference in the Investor Warranties to the date of this Agreement shall be substituted by a reference to Completion.

5.2.	The Company warrants to the Investor that, to the best of its knowledge, each of the Company Warranties is true and accurate as at the date of this Agreement.

5.3.	Each party confirms and agrees that each of the Warranties is a separate and independent warranty and, except as otherwise expressly provided, no one of such Warranties shall be limited by reference to any other of them.

5.4.	The rights and remedies of a party, if any, in respect of any breach of any of the Warranties shall not be affected by Completion.

6.	Investor undertakings and acknowledgements

6.1.	The Investor acknowledges and agrees that:

(a)	in the context and for the purposes of the Business Combination, the existence and the content of this Agreement shall be disclosed by the Company to the public pursuant to any applicable laws; and

(b)	in connection with the Business Combination, an equity incentive scheme in favor of the Company's directors, employees and collaborators will be put in place, in accordance with the best practice applicable to special purpose acquisition vehicles in the Italian market.

6.2.	The Investor acknowledges that in connection with the transactions contemplated by this Agreement it has taken its own independent legal and tax advice.

7.	Confidentiality

Without prejudice to Section 6.2, except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the Transaction and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement, provided however that the identity of the Investor and its participation in the issuance of securities in the capital of the Company may be disclosed by the Company prior to such date.

8.	General

Costs and expenses

8.1.	The Investor shall pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement.

Cumulative remedies

8.2.	Each party's rights, powers, privileges and remedies contained in this Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

Waiver

8.3.	The express or implied waiver by any party to this Agreement of any of its rights or remedies arising under this Agreement or by law shall not constitute a continuing waiver of the right or remedy waived or a waiver of any other right or remedy.

Withholding and grossing up

8.4.	All sums payable under any warranty or indemnity by one party to another pursuant to this Agreement shall be paid without any deductions or withholdings whatsoever, save only as may be required by any applicable law but if any deductions or withholdings are required by law to be made from any warranty or indemnity pursuant to this Agreement, the applicable payor shall be obliged to pay to the payee such sum as will, after the deduction or withholding has been made, leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

8.5.	If taxation is payable on the receipt of any sum paid to any party under any warranty or indemnity pursuant to this Agreement, the sum otherwise so payable shall (except to the extent that a corresponding deduction which offsets such tax liability is reasonably expected to be available in respect of the matters giving rise to the amount payable) be grossed up by such amount as will ensure that, after payment of any taxation charged on or in respect of receipt of such payment, there shall be left a sum equal to that which would otherwise be payable pursuant to this Agreement.

Entire agreement

8.6.	This Agreement, the Investor Documents and the other Transaction documents constitute the entire agreement between the parties relating to the subject matter of this Agreement and this Agreement and the other Transaction documents supersede and extinguish any prior drafts, agreements, terms sheets, summaries of terms, memorandums of understanding, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in relation to the subject matter of this Agreement.

8.7.	The Investor acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement.

8.8.	Nothing contained in this Agreement or in any other Transaction Document shall be read or construed as excluding any liability or remedy as a result of fraud.

Further assurances

8.9.	The parties shall do all such further acts and execute all such further documents as shall be necessary to give full effect to the provisions of this Agreement.

Variation

8.10.	No amendment, change or addition to this Agreement shall be effective or binding on any party unless reduced to writing and executed by each party.

No partnership

8.11.	Nothing in this Agreement is intended to or shall be construed as establishing or implying any partnership of any kind between the parties.

Assignment and transfer

8.12.	No party may assign, transfer, subcontract or delegate any of its obligations pursuant to this Agreement, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

8.13.	Any purported assignment, transfer, subcontracting, delegation, charging or dealing in contravention of Section 8.12 shall be ineffective.

Counterparts

8.14.	This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement.

Notices

8.15.	Any communication to be given in connection with this Agreement shall be in writing in English and shall either be delivered by hand (which shall, for the avoidance of doubt, include delivery by courier) or sent by first class post (or by air mail post if overseas) to each party's address and/or to the e-mail address referred to given below, or to such other address as the recipient may notify in writing to the other parties for such purpose, provided that such notification shall be received before the notice was despatched.

Sponsor:
Address:
Email Address:
Copy to:	mdelfino@delfinowillkie.com

Company:
For the attention of:	Mr. Giovanni Maria Conti
Address:	Via Michele Barozzi 2, Milan
Email Address:	Gm.conti@oryxfinance.com
Copy to:	mdelfino@delfinowillkie.com

Investor:
For the attention of:	Lisa Conte, CEO of Napo Pharmaceuticals, Inc.
Address:	200 Pine Street, Suite 400, San Francisco, CA 94104
Email Address:	lconte@jaguar.health.com
Copy to:	jwolin@jaguar.health.com

8.16.	Unless there is evidence that it was received earlier, a communication sent according to Section 8.15 shall be deemed to have been received:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by courier, on the Business Day of receipt;

(c)	if sent by e-mail, at the time of transmission (provided that the sender does not receive a delivery failure message in respect of such e-mail).

If, under the preceding provisions of this Section 8.16, a communication would otherwise be deemed to have been received outside normal business hours in the place of receipt, being 9:30 a.m. to 5:30 p.m. on a Business Day, it shall be deemed to have been received at 9:30 a.m. on the next Business Day.

Severance

8.17.	If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.

8.18.	If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

Governing law

8.19.	This Agreement and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligation arising out of the negotiation of the transaction contemplated by this Agreement) are governed by and shall be construed in accordance with Italian law.

Exclusive jurisdiction

8.20.	Any dispute arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Courts of Milan

Certain information marked as [****] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE G

EQUITY TABLE

Funds raised (mm$)	Pre-$$ valuation (mm$)	Equity ownership SPAC investors*	Equity ownership retained by Jaguar post merger
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]

* [****]

SCHEDULE 1

WARRANTIES

PART A
COMPANY WARRANTIES

1.	The Company is a societa per azioni (S.p.A.) duly incorporated under the laws of Italy.

2.	The Company has the right, power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each other Transaction Document to which it is a party.

3.	The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party have been duly authorised by all requisite action on the part of the Company.

4.	This Agreement and each other Transaction Document to which the Company is a party will, when executed, constitute valid, binding and enforceable obligations of the Company in accordance with their respective terms.

5.	The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and each other Transaction Document to which it is a party will not:

(a)	conflict with or result in a breach of any provision of its constitutional documents;

(b)	conflict with, result in a breach of or constitute a default under any agreement or instrument to which it is a party;

(c)	conflict with or result in a breach of any law or regulation, or of any order, injunction, judgment or decree of any court, that applies to it; or

(d)	require it to obtain any material consent or approval of, or give any notice to or make any registration with, any governmental authority that has not been unconditionally and irrevocably obtained or made at the date of this Agreement.

6.	The Company is not insolvent or unable to pay its debts within the meaning of any laws relating to insolvency applicable to it.

7.	No order has been made or petition presented or resolution passed for the appointment of an administrative or other receiver, manager or liquidator in relation to the Company, or for the winding up of the Company.

8.	The Company represents, warrants and agrees that sales of Club Units in the United States shall be made only to institutional “accredited investors” (as such term is defined in Rule 501 of Regulation D under the USA Securities Act), and that it has taken or will take reasonable steps to verify that such purchasers are accredited investors, which reasonable steps may include, but are not limited to, the methods identified in Rule 506(c).

PART B
INVESTOR WARRANTIES

1.	The Investor is a company duly incorporated under the laws of its jurisdiction of Delaware.

2.	The Investor has the right, power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each other Transaction Document to which it is a party.

3.	The execution, delivery and performance by the Investor of this Agreement and each other Transaction Document to which it is a party have been duly authorised by all requisite action on the part of the Investor.

4.	This Agreement and each other Transaction Document to which the Investor is a party will, when executed, constitute valid, binding and enforceable obligations of the Investor in accordance with their respective terms.

5.	The execution and delivery of, and the performance by the Investor of its obligations under, this Agreement and each other Transaction Document to which it is a party will not:

(e)	conflict with or result in a breach of any provision of its constitutional documents;

(f)	conflict with, result in a breach of or constitute a default under any agreement or instrument to which it is a party;

(g)	conflict with or result in a breach of any law or regulation, or of any order, injunction, judgment or decree of any court, that applies to it; or

(h)	require it to obtain any material consent or approval of, or give any notice to or make any registration with, any governmental authority that has not been unconditionally and irrevocably obtained or made at the date of this Agreement.

6.	The Investor is not insolvent or unable to pay its debts within the meaning of any laws relating to insolvency applicable to it.

7.	No order has been made or petition presented or resolution passed for the appointment of an administrative or other receiver, manager or liquidator in relation to the Investor, or for the winding up of the Investor, and no similar or analogous action or process has been taken or implemented in any other jurisdiction.

8.	The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”), in any Executive Order issued by the President of the United States and administered by OFAC, or any other list of prohibited or restricted parties promulgated by OFAC, the Department of Commerce, or the Department of State (“Sanctions Lists”), or a person or entity prohibited by or restricted under any OFAC sanctions program, (ii) greater than 50% owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on any Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Myanmar, Venezuela, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including Sanctions Lists. The Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Club Units were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

9.	The Club Units to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law.

10.	The Investor has available to it sufficient funds to satisfy its obligations under this Agreement.

11.	No part of the Subscription Price has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene any laws or regulations, including anti-money laundering laws and regulations and no commitment, contribution or payment to the Company by the Investor and no distribution to the Investor shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations.

12.	[RESERVED]

13.	The Investor is either (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and as set forth in Exhibit A-1 attached hereto and made a part hereof, or (ii) outside the United States when receiving and executing this Subscription Agreement and the Investor is not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit A-2 attached hereto and made a part hereof.

14.	The Investor represents and warrants that it is not subject to the “Bad Actor” disqualifications under Rule 506 of the Securities Act and that the representations in Exhibit B are true and correct with respect to the Investor. The Investor agrees that the representations in Exhibit B shall continue during any period in which the Investor is the beneficial owner of 20% or more of the outstanding voting equity securities of the Company and that if at any time such representations become untrue or inaccurate, the Investor will promptly notify the Company.

15.	If in the European Economic Area, the Investor is a “qualified investor” [within the meaning of Article 2(1)(e) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council (to the extent implemented and subject to any implementing measures in the member state in which it is incorporated.] / [as defined in Article 34-ter, paragraph 1, letter b) of Consob Regulation No. 11971 of May 14, 1999, implementing Article 100 of Legislative Decree of February 24, 1998, No. 58.]

16.	If in the United Kingdom, the Investor is a “qualified investor” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, who are: (i) investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); (ii) are high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order; or (iii) persons that fall within another exemption to the Order.

17.	The Investor understands and agrees that pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act, the Company needs to take reasonable steps to verify that the Investors are accredited investors directly or by a third party service and, in its sole discretion, may (i) reject the subscription of any Investor, whether or not qualified, in whole or in, part, and (ii) may withdraw the offering of Club Units at any time prior to completion. The Company shall have no obligation to accept subscriptions in the order received. This subscription shall become binding only if accepted by the Company.

18.	The Investor recognizes that the purchase of the Club Units involves a high degree of risk including, but not limited to, the following: [(a) the Company, including the Combined Company, remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds of the offering of the Club Units][1]; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Club Units; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Club Units is extremely limited; [; and (e) the Combined Company may issue additional securities in the future which have rights and preferences that are senior to those of the Club Units.][2]

19.	The Investor hereby acknowledges receipt and careful review of this Agreement and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Confidential Investor Package”) and hereby represents that the Investor has been furnished by the Company during the course of the offering with all information regarding the Company and the proposed Business Combination, the terms and conditions of the offering of the Club Units and any additional information that the Investor has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company, the proposed Business Combination and the terms and conditions of the offering of the Club Units. The Investor has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

1 Note to Draft: To be deleted if not applicable.

2 Note to Draft: To be deleted if not applicable.

20.	The Investor has such knowledge and experience in finance, securities, taxation, investments and other business matters so as to be able to protect the interests of the Investor in connection with this transaction, and the Investor’s investment in the Company hereunder is not material when compared to the Investor’s total financial capacity.

21.	The Investor understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

22.	The Investor has been advised by the Company that none of the Club Units have been registered under the Securities Act, that the Club Units will be issued on the basis of the statutory exemption provided by Rule 506(c) of the Securities Act or Regulation D promulgated thereunder or Regulation S promulgated under the Securities Act, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Company’s reliance thereon is based in part upon the representations made by the Investor in this Agreement.

23.	The Investor acknowledges that the Investor has been informed by the Company of or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Club Units. In particular, the Investor agrees that no sale, assignment or transfer of any of the Club Units shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Club Units is registered under the Securities Act, it being understood that the Club Units are not currently registered for sale and that the Company has no obligation or intention to so register the Club Units, or (ii) such Club Units are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act (it being understood that Rule 144 is not available at the present time for the sale of the Club Units), or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act.

24.	The Investor acknowledges that the certificate or certificates evidencing any Club Units shall bear the following or a substantially similar legend or such other legend as may appear on the forms of Club Units and such other legends as may be required by state blue sky laws:

For U.S. Persons:

[NEITHER] THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH ANY OF THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

[THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A SUBSCRIPTION AGREEMENT DATED JUNE 1, 2021.]

For Non-U.S. Persons:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

[THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A SUBSCRIPTION AGREEMENT DATED JUNE 1, 2021.]

25.	In making the decision to invest in the Club Units the Investor has relied solely upon the information provided by the Company in the Confidential Investor Package. The Investor disclaims reliance on any statements made or information provided by any person or entity in the course of Investor’s consideration of an investment in the Club Units other than the Confidential Investor Package.

26.	The Investor is not subscribing for the Club Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company with which the Investor had a pre-existing relationship in connection with investments in securities generally.

27.	The Investor is not relying on the Company with respect to the tax and other economic considerations of an investment.

28.	The Investor acknowledges that the representations, warranties and agreements made by the Investor herein shall survive the execution and delivery of this Agreement and the purchase of the Club Units.

29.	The Investor has consulted his own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Club Units and has not relied on the Confidential Investor Package or the Company, its officers, directors or professional advisors for advice as to such consequences.

30.	If the Investor is a non-U.S. Person, the Investor has not acquired the Club Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Club Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Club Units; provided, however, that the Investor may sell or otherwise dispose of the Club Units pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements.

SCHEDULE 2

INVESTOR’S DOCUMENTS

1.	Either (i) if the Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and as set forth in Exhibit A-1 attached hereto and made a part hereof, the certification set forth in Exhibit A-1 attached hereto or (ii) if the Investor is outside the United States when receiving and executing this Subscription Agreement and the Investor is not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit A-2 attached hereto and made a part hereof, the certification set forth in Exhibit A-2 attached hereto.

2.	If the Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and as set forth in Exhibit A-1 attached hereto and made a part hereof, the investor representation letter and the third party verification letter attached to the confidentiality agreement between the Investor and the Company in respect of the offer of the Shares

***

Should you agree with the foregoing, we would be grateful if you could transcribe in full the text of this letter and its Annexes and return the same to us, duly signed by your legal representative in sign of full and unconditional acceptance hereof.

Yours faithfully,

Dragon SPAC S.p.A.

By:	/s/ Giovanni Maria Conti

Name: Giovanni Maria Conti
Title: Managing Director

Sponsor:

/s/ Joshua Mailman

Joshua Mailman

We hereby confirm our full, irrevocable and unconditional acceptance of your proposal.

Investor:

By:	/s/ Lisa Conte

Name: Lisa Conte.
Title: CEO of Napo Pharmaceuticals, Inc.